Verisign Reports Fourth Quarter and Full Year 2019 Results

RESTON, VA - Feb. 6, 2020 - VeriSign, Inc. (NASDAQ: VRSN), a global provider of domain name registry services and internet infrastructure, today reported financial results for the fourth quarter and full year 2019.

Fourth Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $311 million for the fourth quarter of 2019, up 1.0 percent from the same quarter in 2018. Verisign reported net income of $148 million and diluted earnings per share (diluted “EPS”) of $1.26 for the fourth quarter of 2019, compared to net income of $182 million and diluted EPS of $1.50 for the same quarter in 2018. The operating margin was 63.9 percent for the fourth quarter of 2019 compared to 63.1 percent for the same quarter in 2018.

Fourth Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $154 million and diluted EPS of $1.31 for the fourth quarter of 2019, compared to net income of $191 million and diluted EPS of $1.58 for the same quarter in 2018. The non-GAAP operating margin was 67.9 percent for the fourth quarter of 2019 compared to 66.7 percent for the same quarter in 2018. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

2019 GAAP Financial Results
Verisign reported revenue of $1.23 billion for 2019, up 1.4 percent from $1.21 billion in 2018. Verisign reported net income of $612 million and diluted EPS of $5.15 for 2019, compared to net income of $582 million and diluted EPS of $4.75 in 2018. The operating margin for 2019 was 65.5 percent compared to 63.2 percent in 2018.

2019 Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $631 million and diluted EPS of $5.31 for 2019, compared to net income of $620 million and diluted EPS of $5.05 in 2018. The non-GAAP operating margin for 2019 was 69.6 percent compared to 67.5 percent in 2018.

Fourth quarter and full year 2018 GAAP net income and non-GAAP net income included $52.0 million and $42.8 million, respectively, related to the gain on the sale of the customer contracts of the security services business. The gain increased GAAP diluted EPS and non-GAAP diluted EPS by $0.43 and $0.36 in the fourth quarter of 2018 and by $0.43 and $0.35 for full year 2018.

“Focused execution yielded another solid quarter that caps off not only a solid year but a strong decade in which we’ve focused on our core business, expanded the domain name base and returned value to our shareholders. In 2019 we marked more than 22 years of uninterrupted availability of the Verisign DNS for .com and .net,” said Jim Bidzos, Executive Chairman, President and Chief Executive Officer.

Financial Highlights

•	Verisign ended 2019 with cash, cash equivalents, and marketable securities of $1.22 billion, a decrease of $52 million from year-end 2018.

•
Cash flow from operations was $194 million for the fourth quarter of 2019 and $754 million for the full year 2019 compared with $219 million for the same quarter in 2018 and $698 million for the full year 2018.

•	Deferred revenues on Dec. 31, 2019, totaled $1.03 billion, an increase of $16 million from year-end 2018.

•
During the fourth quarter, Verisign repurchased 1.0 million shares of its common stock for $195 million. During the full year 2019, Verisign repurchased 3.9 million shares of its common stock for $738 million.

•
Effective Feb. 6, 2020 the Board of Directors approved an additional authorization for share repurchases of approximately $743 million of common stock, which brings the total amount to $1.0 billion authorized and available under Verisign’s share repurchase program, which has no expiration.

Business Highlights

•
Verisign ended the fourth quarter with 158.8 million .com and .net domain name registrations in the domain name base, a 3.9 percent increase from the end of the fourth quarter of 2018, and a net increase of 1.46 million registrations during the fourth quarter of 2019.

•	In the fourth quarter, Verisign processed 10.3 million new domain name registrations for .com and .net, as compared to 9.5 million for the same quarter in 2018.

•
The final .com and .net renewal rate for the third quarter of 2019 was 73.7 percent compared with 74.8 percent for the same quarter in 2018. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Non-GAAP Financial Measures and Adjusted EBITDA
Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, management typically discloses and discusses certain non-GAAP financial measures in quarterly earnings news releases, on investor conference calls and during investor conferences and related events. These non-GAAP financial measures do not include stock-based compensation, non-cash interest expense through June 30, 2018, and loss on debt extinguishment, which are included in the comparable GAAP financial measures. Non-GAAP net income is also adjusted for an income tax rate of 22 percent which differs from the GAAP income tax rate.
On a quarterly basis, Verisign also provides Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indentures governing Verisign’s senior notes. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized gain / loss on hedging agreements, and gain on the sale of a business.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of Verisign’s operations and financial performance and the comparability of Verisign’s operating results from period to period. The presentation of these non-GAAP financial measures is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP.
The tables appended to this release include a reconciliation of the non-GAAP financial information to the comparable financial information reported in accordance with GAAP for the given periods.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EST) to review the fourth quarter and full year 2019 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (786) 789-4776 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.verisign.com.

About Verisign
Verisign, a global provider of domain name registry services and internet infrastructure, enables internet navigation for many of the world’s most recognized domain names. Verisign enables the security, stability, and resiliency of key internet infrastructure and services, including providing root zone maintainer services, operating two of the 13 global internet root servers, and providing registration services and authoritative resolution for the .com and .net top-level domains, which support the majority of global e-commerce. To learn more about what it means to be Powered by Verisign, please visit Verisign.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, risks arising from the agreements governing our business; new or existing governmental laws and regulations in the U.S. or other applicable foreign jurisdictions; system interruptions, security breaches, attacks on the internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the impact of changes to the multi-stakeholder model of internet governance; risks arising from our operation of two root zone servers and our performance of the Root Zone Maintainer functions; changes in internet practices and behavior and the adoption of substitute technologies; the success or failure of the evolution of our markets; the highly competitive business environment in which we operate; whether we can maintain strong relationships with registrars and their resellers to maintain their marketing focus on our products and services; the possibility of system interruptions or failures; challenging global economic conditions; economic, legal and political risk associated with our international operations; our ability to protect and enforce our rights to our intellectual property and ensure that we do not infringe on others’ intellectual property; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the impact of our new strategic initiatives, including our IDN gTLDs; whether we can retain and motivate our senior management and key employees; and the impact of unfavorable tax rules and regulations. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2018, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: David McGuire, dmcguire@verisign.com, 703-948-3800

©2020 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$508,196	$357,415
Marketable securities	709,863	912,254
Other current assets	60,530	47,365
Total current assets	1,278,589	1,317,034
Property and equipment, net	250,283	253,905
Goodwill	52,527	52,527
Deferred tax assets	87,798	104,992
Deposits to acquire intangible assets	145,000	145,000
Other long-term assets	39,812	41,046
Total long-term assets	575,420	597,470
Total assets	$1,854,009	$1,914,504
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$209,988	$215,208
Deferred revenues	755,178	732,382
Total current liabilities	965,166	947,590
Long-term deferred revenues	278,702	285,720
Senior notes	1,787,565	1,785,047
Long-term tax and other liabilities	312,676	281,621
Total long-term liabilities	2,378,943	2,352,388
Total liabilities	3,344,109	3,299,978
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 353,157 at December 31, 2019 and 352,325 at December 31, 2018; Outstanding shares: 116,715 at December 31, 2019 and 120,037 at December 31, 2018	353	352
Additional paid-in capital	14,989,658	15,706,774
Accumulated deficit	(16,477,490)	(17,089,789)
Accumulated other comprehensive loss	(2,621)	(2,811)
Total stockholders’ deficit	(1,490,100)	(1,385,474)
Total liabilities and stockholders’ deficit	$1,854,009	$1,914,504

VERISIGN, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues	$310,543	$307,452	$1,231,661	$1,214,969
Costs and expenses:
Cost of revenues	46,454	48,368	180,467	192,134
Sales and marketing	13,862	17,179	46,637	64,891
Research and development	15,101	15,042	60,805	57,884
General and administrative	36,560	32,897	137,625	132,668
Total costs and expenses	111,977	113,486	425,534	447,577
Operating income	198,566	193,966	806,127	767,392
Interest expense	(22,712)	(22,634)	(90,611)	(114,845)
Non-operating income, net	9,123	62,570	43,260	76,969
Income before income taxes	184,977	233,902	758,776	729,516
Income tax expense	(36,652)	(51,707)	(146,477)	(147,027)
Net income	148,325	182,195	612,299	582,489
Other comprehensive (loss) income	(202)	192	190	130
Comprehensive income	$148,123	$182,387	$612,489	$582,619

Earnings per share:
Basic	$1.27	$1.51	$5.17	$5.13
Diluted	$1.26	$1.50	$5.15	$4.75
Shares used to compute earnings per share
Basic	117,169	120,591	118,513	113,452
Diluted	117,658	121,329	118,968	122,661

VERISIGN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$612,299	$582,489
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	46,330	48,367
Stock-based compensation	50,626	52,504
Amortization of discount on investments in debt securities	(14,777)	(18,259)
Gain on sale of business	(817)	(54,840)
Other, net	3,668	14,646
Changes in operating assets and liabilities:
Other assets	(3,279)	1,041
Accounts payable and accrued liabilities	(24)	(2,130)
Deferred revenues	16,191	19,825
Net deferred income taxes and other long-term tax liabilities	43,675	54,124
Net cash provided by operating activities	753,892	697,767
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	2,247,904	4,031,809
Purchases of marketable securities	(2,030,521)	(2,976,752)
Purchases of property and equipment	(40,316)	(37,007)
(Payments) Proceeds from sale of business	(9,872)	52,240
Other investing activities	—	(160)
Net cash provided by investing activities	167,195	1,070,130
Cash flows from financing activities:
Repurchases of common stock	(782,583)	(638,152)
Proceeds from employee stock purchase plan	13,152	12,836
Repayment of principal on subordinated convertible debentures	—	(1,250,009)
Other financing activities	(872)	—
Net cash used in financing activities	(770,303)	(1,875,325)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	64	(958)
Net increase (decrease) in cash, cash equivalents and restricted cash	150,848	(108,386)
Cash, cash equivalents, and restricted cash at beginning of period	366,753	475,139
Cash, cash equivalents, and restricted cash at end of period	$517,601	$366,753
Supplemental cash flow disclosures:
Cash paid for interest	$87,683	$117,956
Cash paid for income taxes, net of refunds received	$89,974	$84,906

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2019		2018
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$198,566	$148,325	$193,966	$182,195
Adjustments:
Stock-based compensation	12,389	12,389	11,098	11,098
Tax adjustment		(6,768)		(2,193)
Non-GAAP	$210,955	$153,946	$205,064	$191,100

Revenues	$310,543		$307,452
Non-GAAP operating margin	67.9%		66.7%
Diluted shares		117,658		121,329
Diluted EPS, non-GAAP		$1.31		$1.58

	Year Ended December 31,
	2019		2018
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$806,127	$612,299	$767,392	$582,489
Adjustments:
Stock-based compensation	50,626	50,626	52,504	52,504
Non-cash interest expense		—		5,719
Loss on debt extinguishment		—		6,554
Tax adjustment		(31,591)		(27,717)
Non-GAAP	$856,753	$631,334	$819,896	$619,549

Revenues	$1,231,661		$1,214,969
Non-GAAP operating margin	69.6%		67.5%
Diluted shares		118,968		122,661
Diluted EPS, non-GAAP		$5.31		$5.05

VERISIGN, INC.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

The following table reconciles GAAP net income to non-GAAP Adjusted EBITDA for the period shown below:

Year Ended December 31, 2019
Net Income	$612,299
Interest expense	90,611
Income tax expense	146,477
Depreciation and amortization	46,330
Stock-based compensation	50,626
Unrealized gain on hedging agreements	(235)
Gain on sale of business	(817)
Non-GAAP Adjusted EBITDA	$945,291

VERISIGN, INC.
STOCK-BASED COMPENSATION CLASSIFICATION
(In thousands)
(Unaudited)

The following table presents the classification of stock-based compensation:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cost of revenues	$1,675	$1,652	$6,739	$6,835
Sales and marketing	889	579	3,755	4,972
Research and development	1,626	1,696	6,370	6,728
General and administrative	8,199	7,171	33,762	33,969
Total stock-based compensation expense	$12,389	$11,098	$50,626	$52,504